                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

    Date of Report (Date of earliest event reported):    January 13, 1999


                               THERMATRIX INC.
           (Exact name of Registrant as specified in its charter)


                       Commission File Number 0-20819

              Delaware                                        94-2958515
  (State or other jurisdiction of                          (I.R.S. Employer
   Incorporation or organization)                        Identification Number)

    2025 Gateway Place, Suite 132                             95110-1005
        San Jose, California                                  (Zip Code)
(Address of principal executive offices)


     Registrant's telephone number, including area code: (408) 453-0490

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     (a) Thermatrix Inc., a Delaware corporation (the "Company"), TMX Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Thermatrix ("Merger Sub"), and Wahlco Environmental Systems, Inc., a Delaware corporation ("Wahlco") entered into an Agreement and Plan of Merger, dated November 9, 1998 (the "Merger Agreement"). On January 13, 1999, in accordance with the terms of the Merger Agreement, Merger Sub merged into Wahlco, Wahlco became a wholly-owned subsidiary of the Company, and each outstanding share of the common stock of Wahlco, converted into the right to receive a pro-rata share of an initial payment equal to $1,581,768.50, subject to certain adjustments for expenses, and a pro-rata share of one or more contingent payments in an amount that will depend on the resolution of claims and other contingencies, not expected to exceed $2,000,000 in the aggregate (the "Contingent Payments"). The Contingent Payments, if any, would primarily be funded from collection of certain payables owed to Wahlco.

     In connection with the acquisition of Wahlco, the Company executed (i) a Guaranty, dated as of January 13, 1999 (the "Guaranty"), to guaranty certain obligations (the "Obligations") of Wahlco under (A) a certain Amended and Restated Credit Agreement, dated as of January 30, 1998 (the "Credit Agreement"), among Wahlco, the lenders party thereto (collectively, the "Lenders") and Wexford Management LLC, as agent on behalf of the Lenders (the "Agent") and (B) certain Notes issued by Wahlco to the Chase Manhattan Bank pursuant to a non-committed line of credit, dated respectively, March 2, 1998, September 22, 1998, October 8, 1998 and October 19, 1998 and (ii) a Security Agreement, dated as of January 13, 1999, to secure the Obligations under the Guaranty, by granting a security interest in all of the Company's assets for the benefit of the Lenders and the Agent. The outstanding aggregate principal amount of the Obligations is approximately five million dollars ($5,000,000) and such Obligations mature on February 2, 1999. The Company is in the process of extending the maturity date of the Obligations for an additional six months.

     (b) Wahlco designs, manufactures and sells combined cycle gas turbine products, metallic bellows, air pollution control equipment, and related products and services to electric utilities, independent power producers, co-generation plants, and industrial manufacturers worldwide. Wahlco also provides mechanical plant installation services and rents associated equipment to users in the United Kingdom. Wahlco operates through several subsidiaries which focus on specific geographical regions or products. The Company intends to continue to devote the property, plant and equipment acquired from Wahlco to these uses.

ITEM 7         FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements and exhibits are filed as part of this Report, where indicated.

     (a) Financial statements of business acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

     Financial statements were previously reported in Wahlco's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, respectively, are incorporated by reference herein.

     (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

     The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

     (c)    Exhibits in accordance with Item 601 of Regulation S-K:

Exhibit
Number    Description
-------   -----------

  2.1 Agreement and Plan of Merger dated November 9, 1998 by and among Thermatrix Inc., TMX Acquisition Sub I, Inc. and Wahlco Environmental Systems, Inc.

  2.2 Security Agreement dated January 13, 1999 by and among Thermatrix, Inc., Wexford Capital Partners II, L.P., Wexford Overseas Partners I, L.P., Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996 Limited, Wexford-Euris Special Situations 1996, L.P. and Wexford Management LLC.

  2.3     Guaranty dated January 13, 1999 by and among Thermatrix Inc.,
          Wexford Capital Partners II, L.P., Wexford Overseas Partners I, L.P., Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996 Limited, Wexford-Euris Special Situations 1996, L.P. and Wexford Management LLC.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THERMATRIX INC.



Date:  January 27, 1999             By: /s/ DANIEL S. TEDONE
                                        ----------------------------
                                        Daniel S. Tedone
                                        Chief Financial Officer

                                EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

  2.1 Agreement and Plan of Merger dated November 9, 1998 by and among Thermatrix Inc., TMX Acquisition Sub I, Inc. and Wahlco Environmental Systems, Inc.

  2.2 Security Agreement dated January 13, 1999 by and among Thermatrix, Inc., Wexford Capital Partners II, L.P., Wexford Overseas Partners I, L.P., Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996 Limited, Wexford-Euris Special Situations 1996, L.P. and Wexford Management LLC.

  2.3     Guaranty dated January 13, 1999 by and among Thermatrix Inc.,
          Wexford Capital Partners II, L.P., Wexford Overseas Partners I, L.P., Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996 Limited, Wexford-Euris Special Situations 1996, L.P. and Wexford Management LLC.